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                                                                    Exhibit 21.1

                     List of Subsidiaries of the Company (1)

Alfombras San Luis S.A. (Argentina)                                 Lear Corporation Czech s.r.o. (Czech Republic)
Amtex, Inc. (Pennsylvania) (50%)                                    Lear Corporation Drahtfedern GmbH (Germany)
Asia Pacific Components Co., Ltd. (Thailand) (90.4123%)             Lear Corporation EEDS and Interiors (Delaware)
Beijing Lear Dymos Automotive Seating and Interior Co., Ltd.        Lear Corporation Electrical and Electronics GmbH & Co. KG
  (China) (40%)                                                       (Germany)
Chongqing Lear Chang'an Automotive Interior Trim Co., Ltd. (China)  Lear Corporation Electrical and Electronics (Michigan)
  (45.375%)                                                         Lear Corporation Electrical and Electronics Sp. z o.o. (Poland)
CL Automotive, LLC (Michigan) (49%)                                 Lear Corporation Electrical and Electronics s.r.o.
Consorcio Industrial Mexicanos de Autopartes, S.A. de C.V. (Mexico)   (Czech Republic)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)                           Lear Corporation France SAS (France)
General Seating of America, Inc. (Delaware) (49.999941%)            Lear Corporation (Germany) Ltd. (Delaware)
General Seating of Canada, Ltd. (Canada) (50%)                      Lear Corporation Global Development, Inc. (Delaware)
General Seating of Thailand Corp. Ltd. (Thailand) (50%)             Lear Corporation GmbH & Co. KG (Germany)
GHW Engineering GmbH (Germany)                                      Lear Corporation Holding GmbH (Germany)
Grote & Hartmann Automotive de Mexico S.A. de C.V. (Mexico)         Lear Corporation Holdings Spain S.L. (Spain)
Grote & Hartmann de Mexico S.A. de C.V. (Mexico)                    Lear Corporation Honduras, S. de R.L. (Honduras)
Grote & Hartmann South Africa (Pty.) Ltd. (South Africa)            Lear Corporation Hungary Automotive Manufacturing Kft.
Hanil Lear India Private Limited (India) (50%)                        (Hungary)
Honduras Electrical Distribution Systems S. de R.L. de C.V.         Lear Corporation Interior Components (Pty.) Ltd. (South Africa)
  (Honduras) (60%)                                                  Lear Corporation Italia S.r.l. (Italy)
Industrias Cousin Freres, S.L. (Spain) (49.99%)                     Lear Corporation Japan K.K. (Japan)
Industrias Lear de Argentina SrL (Argentina)                        Lear Corporation (Mauritius) Limited (Mauritius)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)         Lear Corporation Mendon (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (41.25%)   Lear Corporation Mexico, S.A. de C.V. (Mexico)
John Cotton Plastics Limited (UK)                                   Lear Corporation North West (Pty.) Ltd. (South Africa)
Lear ASC Corporation (Delaware)                                     Lear Corporation (Nottingham) Limited (UK)
Lear Asian OEM Technologies, L.L.C. (Delaware)                      Lear Corporation Poland II Sp. z o.o. (Poland)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)         Lear Corporation Poland Sp. z o.o. (Poland)
Lear Automotive Dearborn, Inc. (Delaware)                           Lear Corporation Portugal -- Componentes Para Automoveis, S.A.
Lear Automotive (EEDS) Almussafes Services S.A. (Spain)               (Portugal)
Lear Automotive EEDS Honduras, S.A. (Honduras)                      Lear Corporation Romania S.r.L. (Romania)
Lear Automotive (EEDS) Philippines, Inc. (Philippines)              Lear Corporation Seating France Feignies SAS (France)
Lear Automotive (EEDS) Poland Sp. z o.o. (Poland)                   Lear Corporation Seating France Lagny SAS (France)
Lear Automotive (EEDS) Spain S.L. (Spain)                           Lear Corporation Seating France SAS (France)
Lear Automotive (EEDS) Tunisia S.A. (Tunisia)                       Lear Corporation (Shanghai) Limited (China)
Lear Automotive France, SAS (France)                                Lear Corporation Silao S.A. de C.V. (Mexico)
Lear Automotive Interiors (Pty.) Ltd. (South Africa)                Lear Corporation Slovakia s.r.o.  (Slovak Republic)
Lear Automotive Manufacturing, L.L.C. (Delaware)                    Lear Corporation Spain S.L. (Spain)
Lear Automotive Morocco SAS (Morocco)                               Lear Corporation (SSD) Ltd. (UK)
Lear Automotive Services (Netherlands) B.V. (Netherlands)           Lear Corporation Sweden AB (Sweden)
Lear Automotive Services (Netherlands) B.V. -- Philippines Branch   Lear Corporation UK Holdings Limited (UK)
  (Netherlands)                                                     Lear Corporation UK Interior Systems Limited (UK)
Lear Brits (SA) (Pty.) Ltd. (South Africa)                          Lear Corporation (UK) Limited (UK)
Lear Canada (Canada)                                                Lear Corporation Verwaltungs GmbH (Germany)
Lear Canada Investments Ltd. (Canada)                               Lear de Venezuela C.A. (Venezuela)
Lear Canada (Sweden) ULC (Canada)                                   Lear Diamond Electro-Circuit Systems Co., Ltd. (Japan) (50%)
Lear Canadian Holdings Corporation (Delaware)                       Lear do Brasil Industria e Comercio de Interiores Automotivos
Lear Car Seating do Brasil Industria e Comercio de Interiores         Ltda. (Brazil)
  Automotivos Ltda. (Brazil)                                        Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
Lear Corporation Asientos, S.L. (Spain)                             Lear East European Operations, Luxembourg, Swiss Branch,
Lear Corporation Austria GmbH & Co. KG (Austria)                      Kusnacht (Luxembourg)
Lear Corporation Austria GmbH (Austria)                             Lear East European Operations S.a.r.l. (Luxembourg)
Lear Corporation Belgium CVA (Belgium)                              Lear Electrical (Poland) Sp. z o.o. (Poland)
Lear Corporation Beteiligungs GmbH (Austria)                        Lear Electrical Systems de Mexico, S. de R.L. de C.V. (Mexico)
Lear Corporation Beteiligungs GmbH (Germany)                        Lear European Holding S.L. (Spain)
Lear Corporation Canada, Ltd. (Canada)                              Lear Financial Services (Luxembourg) S.a.r.l. (Luxembourg)
Lear Corporation Changchun Automotive Interior Systems Co.,         Lear Financial Services (Netherlands) B.V. (Netherlands)
  Ltd. (China)                                                      Lear Furukawa Corporation (Delaware) (80%)
Lear Corporation China Ltd. (Mauritius) (82.5%)                     Lear Gebaudemanagement GmbH & Co. KG (Germany)

Lear Holdings (Hungary) Kft. (Hungary)                             Nanjing Lear Xindi Automotive Interiors Systems Co., Ltd. (China)
Lear Holdings, S.r.l. de C.V. (Mexico)                               (50%)
Lear Investments Company, L.L.C. (Delaware)                        OOO Lear (Russia)
Lear Korea Yuhan Hoesa (Korea) (99.95%)                            Pendulum, LLC (Alabama) (49%)
Lear-Kyungshin Sales and Engineering LLC (Delaware) (60%)          Rael Handelsgmbh (Austria)
Lear (Luxembourg) S.a.r.l. (Luxembourg)                            RecepTec GmbH (Germany) (20.6534%)
Lear Mexican Holdings, L.L.C. (Delaware)                           RecepTec Holdings, L.L.C. (Michigan) (20.6534%)
Lear Mexican Trim Operations S. de R.L. de C.V. (Mexico)           RecepTec, L.L.C. (Michigan) (20.6534%)
Lear Midwest Automotive, Limited Partnership (Delaware)            Renosol Seating, LLC (Michigan) (49%)
Lear-NHK Seating and Interior Co., Ltd. (Japan) (50%)              Renosol Seating Properties, LLC (Alabama) (49%)
Lear Offranville SARL (France)                                     Renosol Systems, LLC (Michigan) (49%)
Lear Operations Corporation (Delaware) (2)                         Reyes-Amtex Automotive, LLC (Texas) (24.5%)
Lear Otomotiv Sanayi ve Ticaret Ltd. Sirketi (Turkey)              Reyes Automotive Group, LLC (Texas) (49%)
Lear Rosslyn (Pty.) Ltd. (South Africa)                            RL Holdings, LLC (Michigan) (49%)
Lear Seating Holdings Corp. # 50 (Delaware)                        Shanghai Lear Automobile Interior Trim Co., Ltd. (China)
Lear Seating Holdings Corp. # 50 Shanghai Representative Office      (45.375%)
  (China)                                                          Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Seating Private Limited (India)                               Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Seating (Thailand) Corp. Ltd. (Thailand) (97.88%)             Shanghai Songjiang Lear Automotive Carpet & Accoustics Co.
Lear Sewing (Pty.) Ltd. (South Africa)                               Ltd. (China) (41.25%)
Lear Shurlok Electronics (Proprietary) Limited (South Africa)      Shenyang Lear Automotive Seating and Interior Systems Co., Ltd.
  (51%)                                                              (China) (60%)
Lear South Africa Limited (Cayman Islands)                         Societe Offransvillaise de Technologie SAS (France)
Lear Technologies, L.L.C. (Delaware)                               Strapur SA (Argentina) (5%)
Lear Teknik Oto Yan Sanayi Ltd. Sirket (Turkey) (67%)              Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Trim L.P. (Delaware)                                          Tacle Seating UK Limited (UK) (51%)
Lear UK Acquisition Limited (UK)                                   Total Interior Systems -- America, LLC (Indiana) (39%)
Lear UK ISM Limited (UK)                                           UPM S.r.L. (Italy) (39%)
Lear West European Operations S.a.r.l. (Luxembourg)                Wuhan Lear-DPCA Auto Electric Company, Limited (China) (75%)
Markol Otomotiv Yan Sanayi VE Ticaret A.S. (Turkey) (35%)          Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China)
Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (35%)        (50%)
Mawlaw 569 Limited (UK)

     (1)  All subsidiaries are wholly owned unless otherwise indicated.

     (2) Lear Operations Corporation also conducts business under the names Lear Corporation, Lear Corporation of Georgia, Lear Corporation of Kentucky and Lear Corporation of Ohio.